UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):                                                    April 26, 2007

MEDecision, Inc.

(Exact Name of Issuer as Specified in Charter)

Pennsylvania	001-33191	23-2530889
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 Lee Road, Chesterbrook Corporate Center Wayne, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

(610) 540-0202

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2007, the Company’s Compensation Committee proposed and Board of Directors approved an amendment of the stock options granted by the Company in April and July 2006 to decrease the exercise price from $22 per share to the offering price of the common stock in the Company’s December 2006 initial public offering. In aggregate, the exercise price of options to purchase 453,625 shares of common stock were reduced to $10 by this action. Each of the following named executive officers of the Company held a portion of such options to purchase the number of shares of common stock so indicated that were amended by the Board action: David St. Clair (125,000 shares), John H. Capobianco (125,000 shares) and Ronald D. Nall (150,000 shares). The options to Messrs. St. Clair and Capobianco were originally granted based on their 2005 performance and the options to Mr. Nall were originally granted in connection with his initial employment with the Company in April 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDECISION, INC.

Date: April 30, 2007	By:	/s/ Carl E. Smith
Name: Carl E. Smith
Title: Executive Vice President and
Chief Financial Officer